                                                               Exhibit 6(a)(vii)

                                                        Dated:  November 8, 1995
                                   Schedule I
                                     to the
                             Distribution Agreement
                    between The Parkstone Group of Funds and
               BISYS Fund Services Limited Partnership (formerly
                   The Winsbury Company Limited Partnership)
                             Dated October 1, 1993


Name of Investor C Fund                                     Date
-----------------------                                     ----

Parkstone Equity Fund - Investor C Shares                   May 12, 1994
Parkstone Small Capitalization Fund - Investor C Shares
Parkstone High Income Equity Fund - Investor C Shares
Parkstone Bond Fund - Investor C Shares
Parkstone Limited Maturity Bond Fund - Investor C Shares
Parkstone Intermediate Government Obligations
  Fund - Investment C Shares
Parkstone Municipal Bond Fund - Investor C Shares
Parkstone Michigan Municipal Bond Fund - Investor C Shares
Parkstone U.S. Government Income Fund - Investor C Shares
Parkstone International Discovery Fund - Investor C Shares

Parkstone Large Capitalization Fund - Investor C Shares     November 8, 1995


THE PARKSTONE GROUP OF FUNDS             BISYS FUND SERVICES LIMITED
                                         PARTNERSHIP (formerly The Winsbury
                                         Company Limited Partnership)

                                         By:  BISYS FUND SERVICES, INC.
                                              General Partner


By:  /s/ GEORGE R. LANDRETH              By:  /s/ STEPHEN G. MINTOS
    -------------------------                -------------------------
    George R. Landreth                       Stephen G. Mintos
    President                                Executive Vice President


                                     I-1